DATED THIS 1st, June, 2021

2021年6月1日

BETWEEN

Wah fu Education Group Limited
华富教育集团有限公司

AND
与

Ms. Shuting AI 艾书汀女士

EMPLOYMENT AGREEMENT
聘用协议

Service Provider Initials: 艾书汀

TABLE OF CONTENT 目录

Service Provider Initials:

THIS SERVICE AGREEMENT (THE "**AGREEMENT**") IS ENTERED ON 1ST ,JUNE ,2021 BY THE FOLLOWING TWO PARTIES:
本聘用协议（以下简称"本协议"）于2021年6月1日由下述双方签署：

Company: Wah fu Education Group Limited (the "Company")
公司：　华富教育集团有限公司（"公司"）
Authorized Representative: Yang YU
授权代表：于洋
Address: Room 505 Building No.40, No.1 Disheng North Street Economic and Technological Development Zone Beijing, China 100176
住所：北京市亦庄经济开发区地盛北街1号40号楼505

Service Provider: Shuting AI (the "Service Provider")
服务提供方：艾书汀（"服务提供方"）
ID Number 身份证号码：152801198301221220
Address: Rm.2201, 22F, Building C, Yintai Center, No.2 Jianguomenwai Avenue, Beijing China
通信地址：北京市朝阳区建外大街2号银泰中心C座2201
Contact Number 联系电话：13581795971

The Company and the Service Provider are hereinafter referred to collectively as "Parties" and individually as a "Party".
公司和服务提供方以下合称"双方"，单称"一方"。

WHEREAS, the Company is a limited liability company duly incorporated in accordance with the laws of the British Virgin Islands.
鉴于，公司是一家依据英属维尔京群岛法律设立的有限责任公司；

WHEREAS, the Service Provider is a PRC citizen.
鉴于：服务提供方为中国国籍；

WHEREAS, the Service Provider wishes to act as chief financial officer in accordance with the terms described as below, and the Company wishes the Service Provider to undertake such service;
鉴于：服务提供方同意并且希望按本协议下述条款为公司担任首席财务官；公司亦同意服务提供方为公司提供相应劳务服务；

NOW THEREFORE, the Company and the Service Provider, on the basis of their equal and self-willing negotiation, agree to enter into this Agreement and establish the service relationship in accordance with the GENERAL PRINCIPLES OF THE CIVIL LAW OF THE PEOPLE'S REPUBLIC OF CHINA, CONTRACT LAW OF THE PEOPLE'S REPUBLIC OF CHINA and other relevant laws and regulations.
因此，公司、服务提供方双方本着协商一致的原则，根据《中华人民共和国民法通则》、《中华人民共和国合同法》及其他相关法律法规自愿签署本协议、建立劳务关系。

1. TERM OF AGREEMENT 聘用协议期限

1.1 Both Parties agree that the term of this Agreement is 3 year, from June 2021 to June

Service Provider Initials: 艾书汀

2024. Both Parties can renew this Agreement upon expiration of the above term.
双方同意，本协议有效期为 3 年，自 2021 年 6 月起至 2024 年 6 月止，期限届满后双方可续签。

2. SERVICE SCOPE 服务范围

2.1 According to the requirement of the Company's operation and business, the Company hereby engages the Service Provider to act as CFO or any other titles as agreed by both Parties with such duties, authority and responsibilities as are normally associated with and appropriate for such service. The Service Provider hereby agrees to provide such service. The Service Provider will report to General Manger/ Executive Partner or other person(s) as designated by the Company from time to time. Considering the nature of the independent personal service rendered by the Service Provider, the Company hereby commits to make every endeavour to provide convenient working conditions to the Service Provider.
根据业务需要，公司聘请服务提供方为公司担任CFO或以双方另行约定的头衔进行劳务工作，同时具备与该等职位通常相关和适当的职责、权利和责任，服务提供方同意向公司提供该等服务.服务提供方直接向总经理／首席合伙人或公司另行指定的其他人员汇报，并接受其监督。考虑到服务提供方的劳务工作性质，公司承诺在能力范围内尽量给服务提供方提供便利的工作条件。

2.2 Unless otherwise authorized by the Company in writing, the Service Provider is not authorised to bind the Company, or any of its related entities ("Associated Company") or enter into, on behalf of the Company or any of its Associated Company, any contract, deeds, agreements, assignments or other legal documents and papers that create legal obligations and liabilities on the part of the Company or any Associated Company, including but not limited to contract for the sale or provision of services or products, lease agreements, loans or other forms of borrowing on behalf of the Company or any Associated Company.
服务提供方无权代表公司或其关联方（"公司关联方"）签订任何有法律约束力的协议、契约、声明书、承诺书、委派书等法律文件。这些法律文件包括但不限于服务提供方以公司或公司关联方名义签署的销售协议、服务和货物服务协议、租赁协议、贷款或其他形式的借款协议等，但经过公司书面授权的情况除外。

3. PERSONAL SERVICE FEE&ACCIDENT INSURANCE 劳务报酬及意外保险

3.1 It's agreed by both Parties that the all-inclusive pre-tax gross monthly personal service fee is RMB 26,250, which shall be paid to the Service Provider's personal bank account as accepted by the Company on or before the 15th day of the next month. The exchange rate (if applicable) shall be subject to the middle rate as announced by the State Administration of Foreign Exchange (http://www.safe.gov.cn) on the 1st business day of each pay month.
双方约定，服务提供方的劳务报酬结算方式为按月支付，税前月劳务报酬总额为人民币贰万陆仟贰佰伍拾元整，由公司于次月15日（含该日）前计发本月劳务报酬，支付至公司接受的服务提供方个人银行账户。如果涉及外汇问题，汇率以劳务报酬发放月之第1个营业日的国家外汇管理局人民币中间价（http://www.safe.gov.cn）为准。

3.2 Both Parties agree that the Service Provider shall check the accuracy of the remunerated service fee in a timely manner. Should there be any dispute over the

Service Provider Initials: 艾书订

amount of remuneration paid by the Company, the Service Provider shall notify the Company in writing within 3 business days without any delay. Otherwise it shall be deemed that all the due and payable service fee has been settled properly.
双方约定：服务提供方对于公司所支付的劳务报酬应当及时进行核查。服务提供方对前述支付有异议时，应自收到该等支付后3个工作日内以书面方式向公司提出；逾期未提出异议的，视为应付劳务报酬已全部结清。

3.3 The Service Provider shall pay the individual income tax in accordance with the applicable laws and regulations of China. Both Parties agree to choose below Option ii) to complete the relevant tax filing and payment work. i) Both Parties agree to engage a professional firm as the tax agent to withhold the individual income tax for the Service Provider and declare it to the competent tax authority on his/her behalf. It's further agreed by both Parties that the selection and engagement of such professional firm shall be decided by the Company and the corresponding service fee incurred by that engagement shall also be completely borne by the Company. ii) Service Provider shall complete the relevant tax filing and payment work by him/herself and at own expense; all relevant tax liability shall be borne by him/herself.
服务提供方应根据中国适用法律法规缴纳个人所得税。双方同意选择下述第ii)方式完成税务申报及缴纳工作：i) 公司、服务提供方双方同意委托一家专业机构负责从服务提供方劳务报酬中代扣代缴个人所得税并予申报、缴纳。双方进一步同意，该专业机构由公司负责选任、服务费由公司全部承担。ii) 服务提供方自负费用、自行申报缴纳个人所得税。

3.4 It's agreed by both Parties that the aforementioned personal service fee shall include any and all accident insurance for the Service Provider. The Service Provider shall buy commercial accident insurance with sufficient insurance coverage at his/her own and at his/her so discretion. Any accident injury occurred to the Service Provider during his/her performance of duty shall be deemed as irrelevant to the Company. The Service Provider shall claim for compensation to insurance company according to his/her insurance policy.
双方约定，前述劳务报酬中包含服务提供方自行向保险公司交纳的意外保险费用。服务提供方应自行决定、自负费用购买足额的意外保险。服务提供方在为公司提供劳务过程中发生意外伤害均与公司无关。服务提供方应向投保的保险公司按照保单约定进行索赔。

4. EXPENSES 费用报销

4.1 The Company will reimburse the Service Provider for the reasonable, ordinary, necessary and documented incremental costs incurred by the Service Provider (e.g. phone, fax, internet connectivity etc.) and subject to production of appropriate vouchers or receipts of such expenditure. The Company will reimburse all reasonable travel expense incurred by the Service Provider in accordance with the Company's travel and expense reimbursement policy.
基于服务提供方提供的符合规定的凭证与发票，公司将报销服务提供方合理的、常规的、必需的且有凭证记录的办公费用，包括电话、传真、网络费用等。同时，公司依据其差旅费报销政策报销服务提供方所有合理的旅行费用。

Service Provider Initials: 艾书汀

5. REPRESENTATION AND WARRANTY OF THE SERVICE PROVIDER 服务提供方陈述与保证

5.1 The Service Provider warrants that he/she has the experience and capability to efficiently and expeditiously to perform the services in a satisfactory manner and that the services performed by him/her under this Agreement shall be performed by the Service Provider in accordance with accepted standards.
服务提供方保证其经验和能力能以令人满意的方式富有效率且迅速地开展服务，本协议项下的服务由服务提供方依据双方接受的标准完成。

5.2 The Service Provider represents and warrants to the Company that the performance of the Service Provider's duties pursuant to the Service Provider's engagement will not violate any agreements with or trade secrets of any other person or entity.
服务提供方向公司保证其履行本协议项下的职责不会与其他个人或机构的协议发生冲突、亦不会泄露其他方商业秘密。

5.3 The Service Provider warrants that he/she will comply with the Company's current confidentiality and conflicts of interest policies.
服务提供方承诺其将遵守公司目前实施的关于保密及利益冲突的政策。

5.4 The Service Provider agrees that all intellectual property developed or performed as a result of this Agreement shall be the sole property of the Company.
服务提供方同意，在其履行本协议过程中开发或产生的所有知识产权均为公司单独所有的财产。

5.5 The Service Provider agrees to return all property belonging to the Company on termination of this Agreement, or when requested by the Company.
服务提供方同意，在本协议终止时或公司要求时归还属于公司的全部财物。

6. CONFIDENTIALITY 保密

6.1 The Service Provider agrees not to disclose or communicate in any manner, either during or after this agreement with the Company, information about the Company's operations or client, or any other information, that relate to the business of the Company including, but not limited to the names of its clients, its marketing strategies, operations or any other information of any kind which would be deemed confidential, a trade secret, or other form of proprietary information of the Company. To the extent that the Service Provider feels they need to disclose confidential material he/she may only do so after obtaining authorisation from the General Manager of the Company.
服务提供方同意，无论是在本协议期限内或本协议终止后，不以任何方式泄露与公司经营及客户有关的信息或与公司业务有关的任何信息，包括但不限于其客户名单、市场策略、经营情况，或其他任何被视为保密的信息、商业秘密、或公司的任何形式的专有信息。如服务提供方认为确有需要披露保密材料，其应取得公司总经理的授权后方可披露。

6.2 Within the validity term of this Agreement, both Parties shall take proper measures to keep the materials or information strictly confidential.
本协议有效期内，双方应采取适当措施对本协议项下的任何资料或信息予以严格保密。

7. NON-SOLICITATION OBLIGATIONS 不劝诱义务

Service Provider Initials: 艾书汀

9.1 The Service Provider undertakes to perform the following obligations:
服务提供方承诺履行以下义务:

a) Non-Solicitation of Employees. While the Service provider is employed by the Company and for a period of twelve (12) months after the termination or expiration of the Service Agreement, the Service Provider shall not, directly or indirectly, solicit, recruit, induce, or otherwise encourage the Company employees to terminate their employment with the Company or to engage in any Competitive Business.
不劝诱员工。在服务提供方受雇于公司期间及聘用协议终止或期满后的十二（12）个月内，服务提供方不得直接或间接劝诱、招募、诱使、或以其他方式鼓励公司雇用的员工终止其与公司的雇佣关系或从事任何与公司相竞争的业务。

b) Non-Solicitation of Customers, Vendors or Suppliers. While the Service provider is employed by the Company and for a period of twelve (12) months after the termination or expiration of the Service Agreement, the Service Provider shall not, directly or indirectly, (i) solicit for any Competitive Business any past, present or prospective the Company's customer, vendor, or supplier which the Service Provider solicited, with which the Service Provider maintained a business relationship, or about which the Service Provider have obtained confidential information on behalf of the Company; or (ii) solicit or encourage any past, present, or prospective customer, vendor, or supplier to terminate or otherwise modify adversely his, her, or its business relationship with the Company. A Competitive Business is any business that (i) competes with the Company, as the Company is conducted now or as it may be conducted in the future, or (ii) provides or may provide services that are similar in any way to those provided by the Company now or in the future.
不劝诱客户、卖方或供应商。在服务提供方受雇于公司期间及在聘用协议终止或期满后的十二（12）个月内，服务提供方保证不会直接或间接地从事下列活动：（i）使用服务提供方从公司获得的保密信息或与服务提供方保持了业务关系的客户信息而劝诱任何公司的过去，现在或未来的客户，卖方或供应商从事与公司相竞争的业务；或（ii）劝诱或鼓励任何过去，现在或潜在的客户，卖方或供应商终止其与公司的商业合作或以其他方式对其与公司的合作产生对公司不利的修改。竞争业务系指任何：（i）与公司现在从事或者将来有可能从事之业务相竞争的业务，或（ii）以任何方式提供或可以提供与公司的现在或将来可能提供的服务相类似的服务。

9.2 The Service Provider understands that the non-solicitation obligations in this Agreement are not meant to prevent him/her from earning a living or pursuing his/her career. Their purpose is to prevent any Competitive Business from gaining any unfair advantage from his/her knowledge of Confidential Information or his/her use of the Company's goodwill. The Service Provider further acknowledges and agree that the time, geographic and scope limitations of his/her obligations are reasonable and necessary to protect the Company's confidential information and goodwill, and that based on his/her education, training and background the Service Provider will not be precluded from gainful employment and will be able to maintain an adequate standard of living if the Service Provider complies with those obligations during the period. If the Service Provider becomes unemployed

Service Provider Initials: 艾书訂

subsequent to the effective date of this Agreement, the Service Provider will diligently pursue other employment opportunities that are consistent with his/her obligations under this Agreement and with his/her general skills and interests.
服务提供方理解，本协议规定的不劝诱义务并不意味着阻止服务提供方谋生或从事服务提供方的职业生涯。该等义务之目的是为了防止任何竞争业务从服务提供方所知晓的公司的保密信息中或由服务提供方使用公司的商誉中获取任何不公平的优势地位。服务提供方进一步承认和同意，为保护公司的保密信息和商誉，服务提供方承担义务的时间、地域和范围限制是合理的和必需的；基于服务提供方所受的教育、培训和个人背景，服务提供方对该等不劝诱义务的遵循将不会排除服务提供方的就业机会，且服务提供方有能力维持体面的生活标准。如果服务提供方自本协议生效之日后失业，服务提供方将努力寻求与服务提供方在本协议项下之义务以及与服务提供方之一般技能和兴趣相一致的其他就业机会。

8. NON-DISPARAGEMENT 禁止诋毁

8.1 The Service Provider shall not make, or instruct any third party to make or publish, any statements (whether written or oral) to the press or other media, on websites or to any third parties (including without limitation existing and prospective customers of the Company) that disparage, defame, criticize, or demean the Company, predecessors, successors or each of their respective present and former directors, officers, trustees, partners, principals, and employees, including, without limitation, any such statements relating to events or interactions occurring in connection with the Service Provider's exit, the termination of employment and termination hereof.
服务提供方自己不得也不得指示任何第三方向新闻或其他媒体或网站或任何第三方（包括但不限于公司现有和潜在的客户）作出或发布任何诋毁、诽谤、批评或贬低公司、其前身、继承人或其各自现任及前任董事、高管、受托人、合伙人、负责人和员工的声明（无论书面或口头），包括但不限于涉及与离职和终止本合同有关而发生的事件或互动的任何声明。

9. NO BRIBERY 禁止行贿

9.1 The Service Provider may not, without prior written consent of the Company, give or accept any favours of whatever kind (including without limitation, gifts, cash, loan, entertainment and advantage) to or from any actual or potential customers or suppliers or regulatory / government / other agencies.
未经公司事先书面同意，服务提供方不得向现有或潜在客户、供应商或监管部门/政府/其它机构提供任何类型的好处（包括但不限于礼品、现金、借款、娱乐和有利条件），也不得自现有或潜在客户、供应商或监管部门/政府/其它机构获得任何类型的好处。

10. VARIATIONS AND TRANSFER 协议变更及转让

10.1 All amendments, supplements, subtractions, or alterations to this Agreement shall be made in written form and become valid upon the execution by both Parties. The valid amendments, supplements, subtractions, or alterations shall from an integral part of this Agreement, and shall have the same legal force as the text of this Agreement.
所有对本协议的修订、补充、删减或变更等均以书面完成并经双方签署后生效。

Service Provider Initials: 艾韦订

生效的修订、补充、删减或变更构成本协议不可分割的组成部分，与本协议正文具有同等法律效力。

10.2 The Company may transfer or assign this Agreement to any of its Associated Company. This Agreement shall inure to the benefit of and be binding upon such successors or assigns of the Company. If this Agreement is assigned in accordance with the foregoing provisions, all references herein to the Company shall likewise be deemed to be references to the successor or assignee. The Service Provider may not transfer, assign or otherwise convey this Agreement or any part of the Service Provider's rights or obligations herein.
公司可向其任何关联方转让或出让本合同。本合同应保障公司继承人或受让人的利益，并对公司继承人或受让人具有约束力。若本合同按照上述条款转让，则本合同中所有对公司的引用均应被视为对其继承人或受让人的引用。服务提供方不可转让、出让或以其他方式转移本合同或其中规定的任何服务提供方的权利或义务。

11. BREACH OF AGREEMENT &TERMINATION 违约及协议解除

11.1 Either Party may, without prejudice to any other remedy, terminate this Agreement in whole or in part by a written notice send to the other Party, if the other Party:
如果一方有下列行为，任何一方可书面通知对方全部或部分解除本协议，并不影响其采取其它补救措施：

a) fails to perform its confidentiality obligation under this Agreement;
未履行本协议规定的保密义务；

b) fails to perform any other obligations under this Agreement except minor parts thereof, and does not remedy for its failure within a period of five (5) days upon receipt of the written notice from the other Party or a period agreed upon between the Parties;
未履行本协议规定的其它义务（轻微的违约除外），并在收到对方书面的通知后五（5）日内或在双方商定的期限内未对其违约予以弥补；

c) Affected by any event of Force Majeure for more than thirty (30) days.
受任何不可抗力事件影响超过三十（30）日。

11.2 Either Party of the Agreement wishes to terminate this Agreement shall give a 30-day prior written notice to the other Party or shorter by mutual consent and free of any termination charge.
公司、服务提供方中任何一方单方面解除本协议的，需提前30日或双方同意的任何更短时间书面通知另一方而无须支付解约赔偿金。

11.3 Within 30 days prior to the expiration of the term of this Agreement, this Agreement may be renewed on the basis of mutual consultation and consent. Upon expiration of this Agreement, if the Parties do not renew this Agreement and the service and business undertaken by the Service Provider are not yet completed, this Agreement shall remain valid until the completion of such service and business.
经双方协商，可在本协议期满前30日内协商续签本协议。如本协议期已满，双方不再续签本协议，但服务提供方从事的有关工作和业务尚未结束，则本协议应顺延至有关工作和业务结束。

11.4 Upon the expiration of the term of this Agreement, the Party who does not intend to renew this Agreement shall notify the other in writing 30 days prior to the termination of this Agreement.

Service Provider Initials: 安韦汀

本协议期满前任何一方决定不再续签本协议的，应在期满前提前30日书面通知对方。

11.5 The service provider shall strictly adhere to the Company Rules, including without limitation to, Code of Conduct, Employee Handbook, that are issued or updated from time to time, and shall be required to sign the Company's formal undertakings to abide by such Company Rules. If the service provider materially and severely violates such Company Rules, the Company shall be entitled to suspend or immediately terminate this Agreement without any severance or compensation payment.
服务提供方应严格遵守公司随时发布或更新的公司规章，包括但不限于行为准则、员工手册等，并应按公司要求签署正式承诺书以便遵守公司规章。如果服务提供方严重违反上述公司规章，公司有权中止履行或立即终止本合同，并且不给予任何经济补偿。

11.6 The service provider shall fully obey the work discipline and work arrangement. If the service provider materially and severely violates such work discipline and work arrangement, the Company shall be entitled to suspend or immediately terminate this Agreement without any severance or compensation payment. In case the service provider fails to meet the above requirement and leads to labour injury and/or labour accident to him, the Company may reserve the right not to compensate; if the failure of performance leads to damage to other parties, the service provider shall undertake all corresponding legal liabilities in accordance with laws and regulations.
服务提供方应当完全服从公司的工作纪律与工作安排。如有严重违反，公司有权中止履行或立即终止本合同，并且不给予任何经济补偿。如果因为未能遵守工作指令而致发生工伤及/或事故的，公司有权不予赔偿；如服务提供方工作失误给其他方造成损害的，服务提供方个人应根据法律法规承担相应的赔偿责任。

12. FORCE MAJEURE 不可抗力

12.1 Should either Party be prevented from performing any of its obligations under this Agreement due to event of Force Majeure, such as war, serious fire, typhoon, earthquake, flood and any other events which could not be expected, avoided and overcome, the affected Party shall notify the other Party of its occurrence by fax and send by registered airmail a certificate issued by the competent authorities or agency within fourteen (14) days following its occurrence.
任何一方由于战争及严重的火灾、台风、地震、水灾和其它不能预见、不可避免和不能克服的不可抗力事件而影响其履行本协议所规定的义务的，受不可抗力事件影响的一方应将发生的不可抗力事故的情况以传真通知另一方，并在该等事件发生后十四（14）天内以航空挂号信件将有权证明的机构出具的证明文件提交另一方证实。

12.2 The affected Party shall not be liable for any delay or failure in performing any or all of its obligations due to the event of Force Majeure. However, the affected Party shall inform the other Party by fax the termination or elimination of the event of Force Majeure without delay.
受影响的一方对因不可抗力而不能履行或延迟履行本协议义务不承担责任。然而，受影响的一方应在不可抗力事件结束或消除后尽快以传真通知另一方。

Service Provider Initials: 艾书订

12.3 Both Parties shall proceed with their obligations immediately after the cease of the event of Force Majeure or removal of the effects. The validity period of this Agreement or the prescribed period for performance of this Agreement shall be extended correspondingly.
双方在不可抗力事件停止后或影响消除后立即继续履行本协议义务,本协议有效期或有关履行本协议的约定期限相应延长。

13. NOTICES 通知与联系

If to the Company: Wah fu Education Group Limited
如致公司：华富教育集团有限公司
Address: L207b, Hesheng Fortune Plaza, No.13 Deshengmenwai StreetXicheng District,Beijing, China 100088
通信地址：北京市西城区德胜门外大街13号合生财富广场L207B
Attention: Raincy Du
收件人：杜虹
Telephone contact/电话：+86 10 8517 1378
If to the Service Provider: Shuting AI
如致服务提供方：艾书汀
Address:Rm.2201, 22F, Building C, Yintai Center, No.2 Jianguomenwai Avenue, Beijing China
通信地址：北京市朝阳区建外大街2号银泰中心C座2201
Contact Number 联系电话：13581795971

13.1 In case of any change to the above information, the Party who makes the change shall issue a written notice to the other Party within 5 business days of the alternation. Any and all the unfavourable result(s) incurred by the failure of such notice shall be borne by the breaching Party.
双方的联系方式如有任何变更,应在变更后5个营业日内按上述信息通知另一方。如未及时通知的，应当承担不利后果。

13.2 Any and all issues related to this Agreement shall be notified by one Party to the other Party in writing; and only physical handover or EMS courier shall be deemed as valid and acceptable.
任何与本合同有关的事宜应由一方向另一方发出书面通知。双方仅可选用亲自递交，或EMS特快专递方式二者之一送达至上述通讯地址，方视为有效投递。

13.3 Any notice shall be deemed as being received under any of the below circumstance
任何通知和文件将在如下情况下视为已被收到：
(a) In the event of personal handover, the signature time shall be deemed as the time of service;
如采用专人递送，则以交付收件人签收时为送达时间；
(b) In the event of EMS courier, 10 am of the third business day after the delivery date (not inclusive) shall be deemed as the time of service.
如采用EMS邮寄方式，则以投邮日（不含）起第3个工作日的上午十点为送达时间。

13.4 The service of notice may be fully justified by any of the following circumstances:
任何通知将在如下任一情况下充分证明已送达：
(a) Being handed over by a person;
采用专人递送，已交付专人；

Service Provider Initials: 艾书汀

(b) Being posted by EMS with a right indication of address as above.
以EMS专递方式投邮，且按上述信息或变更后的地址写明了正确的地址。

13.5 It's agreed by both Parties that any delivery action failing to meet the above stipulation shall be deemed as voidance ab initio.
双方同意，不符合上述方式的投递行为视为自始未予投递。

14. ENTIRE AGREEMENT 协议完整性

14.1 This statement of terms and conditions shall constitute the entire agreement between the Company and the Service Provider and supersedes all previous terms and conditions of service between the Company and the Service Provider whether given verbally or in writing all of which are deemed to be terminated by mutual consent.
本协议条款构成了公司与服务提供方之间的完整协议，并取代之前公司与服务提供方之间以口头或书面方式订立的任何协议（如有）规定，之前公司与服务提供方之间以口头或书面方式订立的任何协议规定被视为经双方同意后终止。

15. LANGUAGE 语言

15.1 This Agreement is being written in the English and Chinese languages. Both languages are equally authentic.
本协议以中、英文双语写就，两种语言具有同等效力。

16. DISPUTE RESOLUTION 争议解决

16.1 All disputes arising from the performance of this Agreement or in connection with this Agreement shall be resolved through friendly negotiation between the Parties. If no agreement is achieved, either Party may submit the dispute to the people's court of Chaoyang District, Beijing where the Agreement is entered.
执行本协议过程中产生的任何争议应首先通过双方友好协商解决。如协商未果，任何一方有权将该等争议提交本协议签订地北京市朝阳区人民法院进行诉讼。

17. GOVERNING LAW 适用法律

17.1 This Agreement shall be governed by the law of the People's Republic of China.
本协议受中华人民共和国法律管辖。

18. MISCELLANEOUS 其他

18.1 Independent Service Provider. Nothing contained herein or any document executed in connection herewith, shall be construed to create an employer-employee partnership or joint venture relationship between the Company and the Service Provider. The Service Provider is an independent service provider under this Agreement or and not an employee of the Company or any of its subsidiaries or affiliates. The Personal Service Income set forth in Section 3 shall be the sole consideration for the services rendered hereunder. The Service Provider will not represent to be or hold itself out as an employee of the Company and the Service Provider acknowledges that he/she shall not have the right or entitlement in or to any of the pension, retirement or other mandatory social insurance now or

Service Provider Initials: [signature]

hereafter available to the Company's regular employees.
独立劳务人：公司、服务提供方双方在本协议下不构成雇主和雇员的劳动关系，也不构成合资、合伙关系。服务提供方是提供独立劳务的个人，不是公司、公司子公司或者关联机构的员工。服务提供方仅按照本协议第3条的规定领取劳务报酬。服务提供方不得视自己为公司的员工，现在以及将来均无权享有公司为其正式雇员提供的养老、退休及其他法定社会保险保障。

18.2 This Agreement shall be executed in two (2) original copies and each Party shall hold one (1) original copy.
本协议一式两（2）份，双方各执一（1）份。

18.3 If any provisions of this Agreement are considered invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of other provisions hereof.
如本协议中部分条款被视为无效或无执行力，无效或无执行效力的条款不影响本协议中其他条款的效力和执行。

18.4 This Agreement shall be effective upon execution by both Parties.
本协议自双方签字或盖章之日起生效。

Service Provider Initials: 艾书江

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.
本协议双方于文首所述日期签署本协议，以兹为证。

Yu Yang

Name 姓名： Yang YU 于洋
Position 职位： Chairman of Directors of the Board 董事长
For and on behalf of:
代表： Wah Fu Education Group Limited华富教育集团有限公司

WAH FU EDUCATION GROUP LIMITED 華富教育集團有限公司

艾书汀

Service Provider Name 服务提供方姓名: Shuting AI 艾书汀

Service Provider Initials: 艾书汀